LIMITED FORBEARANCE AGREEMENT
THIS LIMITED FORBEARANCE AGREEMENT (this “Agreement”) dated as of May 14, 2012, is entered into by and among ENGlobal Corporation, a Nevada corporation (“Borrower”), and Wells Fargo Bank, National Association ( “Bank”).
W I T N E S S E T H:
WHEREAS, Borrower and Bank are parties to that certain First Amended and Restated Credit Agreement dated as of August 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrower has requested that Bank forbear from exercising certain rights available to it as a result of an existing default by Borrower, and Bank has agreed to do so on the terms set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
SECTION 2.    LIMITED FORBEARANCE.
2.1    Forbearance. Borrower has requested that Bank forbear from exercising the rights and remedies available to it solely as a result of the Subject Event (as hereinafter defined) during the period from the date hereof to and including May 31, 2012. Bank hereby agrees to forbear from exercising the rights and remedies available to it solely as a result of the Subject Event from the date hereof to and including May 31, 2012, subject to the terms of this Agreement and subject to the occurrence of no further Event of Default. Upon the earlier of the occurrence of any Event of Default, other than the Subject Event, or May 31, 2012, Bank’s agreement herein to forbear from exercising the rights and remedies available to it as the result of the Subject Event shall immediately terminate, and Bank shall be entitled immediately to exercise any and all rights and remedies available under the Credit Agreement and any other Loan Document, at law, in equity, or otherwise, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. Borrower hereby acknowledges its noncompliance with the Credit Agreement as a result of the Subject Event, acknowledges the existence of an Event of Default, and acknowledges that this Agreement constitutes notice thereof and waives any and all further notices with respect thereto. The agreement of Bank herein shall not constitute a waiver of any Event of Default including, without limitation, the Subject Event. Bank expressly reserves all rights and remedies available to it, except as expressly agreed herein. As used herein, the “Subject Event” means the failure of Borrower to comply with Section 4.9(d) of the Credit Agreement for the fiscal quarter ended March 31, 2012.

SECTION 3.    REPRESENTATIONS AND WARRANTIES.
3.1    Borrower and each of the Guarantors represent and warrant to Bank that:
(A)    Authorization; No Conflict. The execution and delivery by Borrower and such Guarantor, as applicable, of this Agreement has been duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of, or constitute any default under any provision of the certificate of incorporation or by-laws of Borrower or such Guarantor, or any material agreement or other document binding upon or applicable to Borrower or such Guarantor (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to Borrower or such Guarantor, and will not result in or require the creation or imposition of any Lien in any of the properties of Borrower or such Guarantor pursuant to the provisions of any agreement binding upon or applicable to Borrower or such Guarantor.
(B)    Due Execution; Enforceability. This Agreement has been duly executed and delivered by Borrower and such Guarantor, as applicable, and, together with the Credit Agreement and the other Loan Documents to which Borrower or such Guarantor is a party, is a legal, valid and binding obligation of Borrower or such Guarantor, enforceable in accordance with its terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).
3.2    Reaffirmation of Warranties. Borrower represents and warrants to Bank that the representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct on the date of this Agreement (after giving effect to the effectiveness hereof), except to the extent that such representation and warranties solely relate to an earlier date.
SECTION 4.    CONDITIONS PRECEDENT. This Agreement shall become effective as of May 14, 2012, upon satisfaction of all of the following conditions (such date is herein called the “Agreement Effective Date”):
4.1    Receipt of Agreement. Bank shall have received counterpart originals of this Agreement, duly executed by Borrower, each Guarantor and Bank.
4.2    Event of Default. No Event of Default which has not been previously waived by Bank shall have occurred and be continuing other than any Event of Default which results solely from the Subject Event.
SECTION 5.    MISCELLANEOUS.
5.1    Expenses of Bank. As provided in Section 7.3 of the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Bank’s legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, this Agreement, or any other Loan Document, including without limitation the reasonable costs and fees of Bank’s legal counsel.
5.2    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
5.3    Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
5.4    Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered (including by facsimile or electronic means including pdf), shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Telecopies of signatures shall be binding and effective as originals.
5.5    Reference to Loan Documents. The Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified in all respects.
5.6    Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of Bank. Notwithstanding the foregoing, neither Borrower nor any Guarantor shall assign its rights or duties hereunder without the consent of Bank (and any attempted assignment or transfer by Borrower or any Guarantor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

5.7	WAIVER, RELEASE, COVENANT NOT TO SUE, AND INDEMNIFICATION.
(A)    BORROWER AND EACH OF THE GUARANTORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGE AND AGREE THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST BANK, ANY OF ITS AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES (COLLECTIVELY, THE “BANK-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR AMOUNTS OWED UNDER THE LOAN DOCUMENTS OR ANY LIENS OR SECURITY INTERESTS OF BANK. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF BANK TO ENTER INTO THIS AGREEMENT, BORROWER AND EACH OF THE GUARANTORS HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVE AND FULLY AND FINALLY RELEASE AND FOREVER DISCHARGE THE BANK-RELATED PARTIES FROM ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT WHICH BORROWER OR ANY OF THE GUARANTORS NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD (COLLECTIVELY, THE “RELEASED CLAIMS”), SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. BORROWER AND EACH OF THE GUARANTORS FURTHER COVENANT AND AGREE NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE, OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE BANK-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS. THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE BANK-RELATED PARTIES BY BORROWER OR ANY OF THE GUARANTORS AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY BORROWER OR ANY OF THE GUARANTORS IN FAVOR OF ANY OF THE BANK-RELATED PARTIES.
(B)    IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, BORROWER AND EACH OF THE GUARANTORS SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE BANK-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE BANK-RELATED PARTIES, BORROWER AND EACH OF THE GUARANTORS SHALL, AT BANK’S REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF BORROWER AND EACH OF THE GUARANTORS, BY COUNSEL SELECTED BY BORROWER SUBJECT TO THE REASONABLE APPROVAL OF BANK. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS OWED PURSUANT THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(C)    The agreements of Borrower and Guarantors set forth in this Section 5.7 shall survive termination of this Agreement.
5.8    Acknowledgment of the Borrower. The Borrower and each Guarantor acknowledge and agree that Bank has executed this Agreement in its sole discretion and without any obligation. Borrower and each Guarantor further acknowledge and agree that any action taken or not taken by Bank prior to, on or after the date hereof shall not constitute a waiver or modification of any terms, covenant or provision of any Loan Document other than as specified herein or prejudice any rights or remedies other than as specified herein which Bank now has or may have in the future under any Loan Document, applicable law or otherwise, all of which rights and remedies are expressly reserved by Bank. Borrower and each Guarantor hereby ratify and confirm its respective obligations under the Loan Documents.
5.9    Loan Document. This Agreement is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.
5.10    NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Executed as of the date first written above.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name: Nicholas Schoolar
Title: Vice President

ENGLOBAL CORPORATION

By:
Name: Edward L. Pagano
Title: President and Chief Executive Officer

Each of the undersigned hereby consents and agrees to this Agreement including, without limitation, Sections 3.1, 5.5, 5.6, 5.7 and 5.8 hereof, and agrees that the Loan Documents to which it is a party are hereby ratified, reaffirmed, and confirmed, and are and shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of each of the undersigned enforceable against the undersigned in accordance with their respective terms.

ENGLOBAL EMERGING MARKETS, INC.

By:
Name:
Title:

ENGLOBAL U.S., INC.

By:
Name:
Title:

ENGLOBAL GOVERNMENT SERVICES, INC.

By:
Name:
Title: